STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:15 PM 06/02/2000
001282318 – 3238094

CERTIFICATE OF INCORPORATION
OF
UHS of Provo Canyon, Inc.

* * * * *

1. The name of the corporation is UHS of Provo Canyon, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Ten Dollars and No Cents ($10.00).

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the sole incorporator is:

Laura J. Vitalo
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of June 2000.

Laura J. Vitalo

Laura J. Vitalo,
Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:22 PM 06/04/2007
FILED 12:31 PM 06/04/2007
SRV 070668230 - 3238094 FILE

STATE OF DELAWARE
DELAWARE INTO DELAWARE
AGREEMENT OF MERGER

Now on this 4th day of June, 2007 A.D., the UHS of Canyon Creek, Inc. and the UHS of Provo Canyon, Inc., both Delaware Corporations, pursuant to Section 251 of the General Corporation Law of the State of Delaware, have entered into the following Agreement of Merger;

WITNESSETH that:

WHEREAS, the respective Boards of Directors of the foregoing named corporations deem it advisable that the corporations merge into a single corporation as hereinafter specified; and

WHEREAS, said UHS of Canyon Creek, Inc. filed its Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on July 12, 2006; and

WHEREAS, said UHS of Provo Canyon, Inc. filed its Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on June 2, 2000;

NOW, THEREFORE, the corporations, parties to this Agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

FIRST: The UHS of Provo Canyon, Inc. hereby merges into itself UHS of Canyon Creek, Inc. and said UHS Of Canyon Creek, Inc. shall be and hereby is merged into UHS of Provo Canyon, Inc. __________, which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of UHS of Provo Canyon, Inc. __________, as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD: The manner of converting the outstanding shares of each of the constituent corporations shall be as follows:

On the effective date of the merger all of the issued and outstanding shares of UHS of Canyon Creek, Inc. shall be cancelled and no shares of the surviving corporation shall be issued in exchange therefor.

FOURTH: This merger shall become effective upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to authority duly given by their respective Boards of Directors, have caused this Agreement of Merger to be executed by an authorized officer of each party hereto.

UHS of Canyon Creek, Inc.

(Name of Corporation)

By: [signature]

Authorized Officer

Name: Steve Filton

Print or Type

Title: Vice President

UHS of Provo Canyon, Inc.

(Name of Corporation)

By: [signature]

Authorized Officer

Name: Steve Filton

Print or Type

Title: Vice President

I, Bruce R. Gilbert,

Secretary of UHS of Canyon Creek, Inc., a corporation organized and exiting under the laws of the State of Delaware, hereby certify, as such Secretary of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of UHS of Canyon Creek, Inc., a corporation of the State of Delaware, was duly submitted to the stockholders of said UHS of Canyon Creek, Inc., at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that 1,000 shares of stock of said corporation were on said date issued and outstanding and that the holder of 1,000 shares voted by ballot in favor of said Agreement of Merger and the holders of 1,000 shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said UHS of Canyon Creek, Inc., and the duly adopted agreement of said corporation.

WITNESS my hand on behalf of said UHS of Canyon Creek, Inc. on this 4th day of June, 2007.

By: [signature]
Secretary

Name: Bruce R. Gilbert
Printed or Typed

I, Bruce R. Gilbert, Secretary of UHS of Provo Canyon, Inc., a corporation organized and exiting under the laws of the State of Delaware, hereby certify, as such Secretary of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of UHS of Provo Canyon, Inc. __________, a corporation of the State of Delaware, was duly submitted to the stockholders of said UHS of Provo Canyon, Inc., at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that 1,000 shares of stock of said corporation were on said date issued and outstanding and that the holder of 1,000 shares voted by ballot in favor of said Agreement of Merger and the holders of 1,000 shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said UHS of Provo Canyon, Inc., and the duly adopted agreement of said corporation.

WITNESS my hand on behalf of said UHS of Provo Canyon, Inc. on this 4th day of June, 2007.

By: __________
Secretary

Name: Bruce R. Gilbert
Printed or Typed